Exhibit 99.1

22767 Global Star Acq. Proxy Card - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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GLOBAL STAR ACQUISITION INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [DATE], 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit:
[**https://www.cstproxy.com/________________**]

MAIL –
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

▲ DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

1. **Proposal 1 – Reincorporation Merger**

   FOR ☐ AGAINST ☐ ABSTAIN ☐

   Adopt and approve the merger agreement, dated as of June 15, 2023, as modified by the joinder agreement, dated July 13, 2023, the First Amendment, dated March 11, 2024, the Second Amendment, dated June 28, 2024 and the Third Amendment to Merger Agreement, dated July 25, 2024 (the "Merger Agreement"), by and among Global Star Acquisition Inc., a Delaware corporation ("Global Star"), K Enter Holdings Inc., a Delaware corporation ("K Enter"), K Wave Media Ltd., a Cayman Islands exempted company ("PubCo") and GLST Merger Sub, Inc., a Delaware corporation ("Merger Sub"), to effect Global Star's initial business combination pursuant to which, among other things, Global Star will merge with and into PubCo that is a wholly owned subsidiary of Global Star, with PubCo being the surviving corporation in such merger, thereby consummating a change in Global Star's domicile from a Delaware corporation to a Cayman Islands exempted company (the "Reincorporation Merger").

22767 Global Star Acq. Proxy Card - Front 2. Proposal 2 – Acquisition Merger Adopt and approve the subsequent merger set forth in the Merger Agreement, pursuant to which K Enter will merge with and into Merger Sub, which is a wholly owned subsidiary of PubCo, with K Enter as the surviving corporation in such merger, thereby consummating PubCo’s acquisition, through its Merger Sub, of K Enter (the “Acquisition Merger”), and, after giving effect to the Acquisition Merger, K Enter being a wholly owned subsidiary of PubCo . FOR AGAINST ABSTAIN 3. Proposal 3 – The Governance Proposal Consider and vote, on a non - binding advisory basis, on four separate governance proposals (items “a” through “d” below) relating to the following material differences between Global Star’s current amended and restated certificate of incorporation (the “GLST Charter”) and PubCo’s Amended and Restated Memorandum and Articles of Association (the “PubCo Charter”) . These four separate governance proposals are collectively referred to as the “Governance Proposal . ” a . Through the Reincorporation Merger, Global Star shall merge with and into PubCo and Global Star, the Delaware corporation, shall cease to exist and PubCo shall be the surviving company, and the name of the surviving company will be “K Wave Media, Ltd . ” FOR AGAINST ABSTAIN b . Following the Reincorporation Merger the authorized shares of the surviving corporation shall change from (i) 100 , 000 , 000 shares of Global Star Class A Common Stock, 10 , 000 , 000 shares of Global Star Class B Common Stock and 1 , 000 , 000 shares of preferred stock to (ii) $ 100 , 000 divided into 990 , 000 , 000 PubCo Ordinary Shares and 10 , 000 , 000 PubCo Preference Shares . FOR AGAINST ABSTAIN c . Deleting the forum selection provision providing for concurrent jurisdiction in the Court of Chancery and the federal district court for the District of Delaware for claims arising under the Securities Act and the PubCo Charter adopts the Cayman Islands as the exclusive forum for certain shareholder litigation ; provided, however, that this exclusive forum provision shall not apply to any action or suits brought to enforce any liability or duty created by the United States Securities Act of 1933 , as amended, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim . FOR AGAINST ABSTAIN d. Deleting the election to not be governed by Section 203 of the DGCL and limiting certain corporate takeovers by interested shareholders. FOR AGAINST ABSTAIN 4. Proposal 4 – Election of Directors of PubCo Proposal Approve PubCo’s Board of Directors (the “PubCo Board”) in regards to the following persons : Pyeung Ho Choi, Young Jae Lee, Tan Chin Hwee, Ted Kim, Han Jae Kim, Hyung Seok Cho and Tae Woo Kim to serve on PubCo’s Board of Directors . FOR AGAINST ABSTAIN 5. Proposal 5 – The PubCo [ 2023 ] Equity Incentive Plan Proposal Approve PubCo’s [2023] Equity Incentive Plan (the “Incentive Plan”). FOR AGAINST ABSTAIN 6. Proposal 6 – The Adjournment Proposal Approve the adjournment of the Special Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus. FOR AGAINST ABSTAIN PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY . THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1 , “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 2 , “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 3 a THROUGH 3 d, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 4 , “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 5 , AND “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 6 , IF SUCH PROPOSAL IS PRESENTED AT THE SPECIAL MEETING . THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU . CONT R O L N U M BE R Signature Signature, if held jointly Date 2024 Note: Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

22767 Global Star Acq. Proxy Card - Back Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [ DATE ] : This notice of meeting and the accompanying proxy statement are available at [ https:// www.cstproxy.com/globalstarspac/2023 ] . Ƒ DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS GLOBAL STAR ACQUISITION INC. 1641 INTERNATIONAL DRIVE UNIT 208 MCLEAN, VA 22102 The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice dated on or about [DATE], 2024 , and Proxy Statement, dated [DATE], 2024 , in connection with the special meeting to be held at [ 10 : 00 a . m . Eastern Time] on [DATE], 2024 as a virtual meeting (the “Special Meeting”) for the sole purpose of considering and voting upon the following proposals, and hereby appoints Anthony Ang and Shan Cui (with full power to act alone), the attorney and proxy of the undersigned, with full power of substitution to each, to vote all shares of the common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present . Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement . THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1 , “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 2 , “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 3 a THROUGH 3 d, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 4 , “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 5 , AND “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 6 , IF PRESENTED . (Continued and to be marked, dated and signed on the other side)